SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report: June 19, 2002
Date of earliest event reported: June 10, 2002

Genentech, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-9813	94-2345624

(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 DNA Way
South San Francisco, California 94080-4990
(Address of Principal Executive Offices)

(650) 225-1000
(Registrant’s Telephone Number, Including Area Code)

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5:    Other Events

         On June 10, 2002, a Los Angeles County Superior Court jury voted to award the City of Hope $300.1 million in additional royalties in a retrial of a contract dispute between Genentech, Inc. (the “Company”) and the City of Hope. The City of Hope filed a lawsuit against the Company in 1999 for breach of a 1976 agreement between the two parties. The first trial resulted in a deadlocked jury, 7-5 in the Company’s favor in October 2001. On June 17, 2002, hearings commenced on what, if any, punitive damages to award. There is no specific monetary cap on punitive damages. If punitive damages are awarded to the City of Hope, such award could have a material adverse effect on the Company, including, e.g., the Company’s financial position, current and future results of operations and cash flows.

         A copy of the press release containing the announcement is filed herewith as Exhibit 99.1 and is incorporated herein by this reference.

Item 7:    Financial Statements and Exhibits

                (c)     Exhibits

                           99.1 Registrant’s Press Release dated June 10, 2002.

SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENENTECH, INC

Date: June 19, 2002	/s/ LOUIS J. LAVIGNE, JR

Louis J. Lavigne, Jr.

Executive Vice President and

Chief Financial Officer

INDEX TO EXHIBITS

Exhibit
Number	Description

99.1	Press Release dated June 10, 2002.